United States

Securities And Exchange Commission

Washington, DC 20549

______________

FORM 8-K

____________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2025

Manhattan Associates, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	0-23999	58-2373424
(State or Other Jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Windy Ridge Parkway, Tenth Floor, Atlanta, Georgia

30339

(Address of Principal Executive Offices)

(Zip Code)

(770) 955-7070

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	MANH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On April 22, 2025, Manhattan Associates, Inc. (“we”, “our”, or the “Company”) issued a press release providing its financial results for the three months ended March 31, 2025. A copy of this press release is attached as Exhibit 99.1. Pursuant to General Instruction B.2 of Form 8-K, this exhibit is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

Non-GAAP Financial Measures in the Press Release

The press release includes, as additional information regarding our operating results, our adjusted operating income and margin, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share (collectively, “adjusted results”), which exclude the impact of equity-based compensation, expense related to an unusual health insurance claim, net of insurance recoveries, restructuring expense, and related income tax effects. We have excluded these expenses from our internal assessment of our operating performance.

These various measures are not in accordance with, or alternatives for, financial measures calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP.

Non-GAAP measures used in the press release exclude the impact of the items described above for the following reasons:

•
Equity-Based Compensation: Equity-based compensation expense typically does not require cash settlement by the Company. We also exclude the tax benefits or deficiencies of vested stock awards caused by differences in the amount deductible for tax purposes related to the stock award from the compensation expense recorded for financial reporting purposes.
•
Unusual Health Insurance Claim, Net of Insurance Recoveries: Due to the uncommonly large magnitude and nature of the health insurance claim, we do not believe that this expense is a typical cost that results from normal operating activities.
•
Restructuring Expense: We do not believe that the restructuring expense related to a reduction in our workforce recorded in the first quarter of 2025 is a common cost that results from normal operating activities; rather, it relates to aligning our services capacity with customer demand which has been impacted by short-term macro-economic uncertainty.

We assess our operating performance using these adjusted measures and believe our peers also typically present non-GAAP results similarly adjusted. Further, we rely on adjusted results as primary measures to review and assess the operating performance of our management team in connection with our executive compensation and bonus plans.

Management refers to adjusted results in making operating decisions because we believe they provide meaningful supplemental information regarding our operational performance and our ability to invest in research and development and fund capital expenditures and acquisitions. In addition, adjusted results facilitate management’s internal comparisons to our historical operating results and comparisons to competitors’ operating results.

We similarly believe reporting adjusted results facilitates investors’ understanding of our historical operating trends because it provides supplemental measurement information in evaluating the operating results of our business. We also believe that adjusted results provide a basis for comparisons to other companies in the industry and enable investors to evaluate our operating performance in a manner consistent with our internal basis of measurement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director

On April 16, 2025, the Board of Directors (the “Board”) of the Company elected Ms. Danielle Sheer to serve as a member of the Board, as a Class II director, and appointed her to serve on the Nomination and Governance Committee, both effective as of May 13, 2025. Ms. Sheer initially will serve the remainder of the term of co-founder and long-term director Mr. Deepak Raghavan, who is retiring as of May 13, 2025.

Ms. Sheer, 44, serves as the Chief Trust Officer of Commvault (NASDAQ: CVLT), a leader in cyber resilience and data protection. She leads the company’s business development, corporate development, cybersecurity, and governance programs. Previously, Ms. Sheer served as Chief Legal Officer of Bottomline Technologies (NASDAQ: EPAY), a leading provider of financial technology for business payments. Bottomline sold to private equity firm Thoma Bravo in a take-private transaction. Prior to Bottomline, Ms. Sheer led Carbonite through its initial public offering and NASDAQ listing in 2011 (NASDAQ: CARB), successfully defending against patent troll litigations, a hostile takeover attempt and activist shareholders. Carbonite sold to OpenText in a take-private transaction (NASDAQ: OTEX). Ms. Sheer currently serves on the Board of Directors of Beth Israel Deaconess Medical Center, a world-class teaching hospital of Harvard Medical School; as Global Chair of the L Suite, a private community of high-tech Chief Legal Officers; and Linksquares, an AI-powered CLM solution. She also serves on advisory boards for BreachRX, a cyber incident response management platform; and Formally, an AI-driven platform that streamlines the U.S. immigration process. Corporate Counsel has recognized her as one of the most Innovative Women in Law, and earlier in her career by Boston Business Journal and Massachusetts Bar Association as an "Emerging Leader" and "Maverick of the Year" for Women in Business. She holds a J.D. from Georgetown University Law Center and a B.A. from George Washington University.

Ms. Sheer will receive compensation in accordance with the Company’s existing compensation policy for non-employee directors. Ms. Sheer was not elected pursuant to any arrangement or understanding between her and any other person. Ms. Sheer has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit

Number	Description
99.1	Press Release, dated April 22, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Manhattan Associates, Inc.

By: /s/ Dennis B. Story

Dennis B. Story

Executive Vice President, Chief Financial Officer and Treasurer

Dated: April 22, 2025